                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                              DIODES INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              DIODES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 14, 1996



                 NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING ("MEETING") OF THE STOCKHOLDERS ("STOCKHOLDERS") OF DIODES INCORPORATED (THE "COMPANY") WILL BE HELD AT THE RADISSON HOTEL, 30100 AGOURA ROAD, AGOURA HILLS, CALIFORNIA 91301, ON FRIDAY, JUNE 14, 1996 AT THE HOUR OF 10:00 A.M. FOR THE FOLLOWING
PURPOSES:

TO RECEIVE AND CONSIDER:

                 The report of the Board of Directors on the business of the Company and the Company's audited financial statements for the fiscal year ended December 31, 1995, together with the report of Moss Adams LLP, the Company's independent accountants for such period, on those audited financial statements.

TO ACT ON:

         PROPOSAL 1:

                 To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The Board of Directors' nominees are: Michael R. Giordano, David Lin, M.K. Lu, Shing Mao, Michael A. Rosenberg, Leonard M. Silverman, and Raymond Soong.

                 ONLY PERSONS WHO ARE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 30, 1996 ARE ENTITLED TO VOTE IN PERSON OR BY PROXY AT THE MEETING OR ANY ADJOURNMENT THEREOF.

                 The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

                 As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials will be first mailed to Stockholders on or about May 10, 1996.

                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO BE SURE THAT YOUR STOCK IS VOTED. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.


                 Dated at Westlake Village, California, this 3rd day of May,
1996,

                                        By Order of the Board of Directors,
                                        /s/ Joseph Liu
                                        Joseph Liu,
                                        Secretary

                              DIODES INCORPORATED
                                PROXY STATEMENT


                               TABLE OF CONTENTS



                                                                                                      Page
                                                                                                      ----

GENERAL INFORMATION FOR STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

MATTERS TO BE CONSIDERED AT ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Costs of Solicitations of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Outstanding Securities and Voting Rights; Revocability of Proxies . . . . . . . . . . . . . . . 1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . .  . . . . . . . . . .    3

PROPOSAL ONE - ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Board of Directors, Nominees and Executive Officers . . . . . . . . . . . . . . . . . . . . .   5
         The Board of Directors and Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 . . . . . . . . . . . . . . . . .   8

EXECUTIVE COMPENSATION AND RELATED INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Summary of Cash and Certain Other Compensation . . . . . . . . . . . . . . . . . . . . . . . .  9
         Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Option Exercises and Holdings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Employment Contracts and Termination of Employment and Change in Control Arrangements . . . .  12
         Report of the Compensation Committee of the Board of Directors to Stockholders . . . . . . .   12
         Compensation Committee Interlocks and Insider Participation . . . . . . . . . . . . . . . . .  13
         Performance Graph . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . 15

PROPOSALS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

ANNUAL REPORT AND FORM 10-K . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  16

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16





                              DIODES INCORPORATED
                           3050 EAST HILLCREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                                 (805) 446-4800

                                PROXY STATEMENT

                         ANNUAL MEETING:  JUNE 14, 1996


                      GENERAL INFORMATION FOR STOCKHOLDERS


                 This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of Diodes Incorporated (the "Company") for use at the annual meeting ("Meeting") of the stockholders ("Stockholders") of the Company to be held on Friday, June 14, 1996, at the Radisson Hotel 30100 Agoura Road, Agoura Hills, California 91301, at 10:00 a.m. and at any adjournment thereof. Joseph Liu and Carl Wertz, the designated proxyholders ("Proxyholders"), are members of the Company's management. This Proxy Statement and the enclosed proxy card ("Proxy") and other enclosures will be first mailed to Stockholders on or about May 10, 1996. Only Stockholders of record on April 30, 1996 ("Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment thereof.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING


                 The matters to be considered and voted upon at the Meeting will be:

         PROPOSAL 1:

                          To elect seven persons to the Board of Directors of the Company, each to serve until the next Annual Meeting and until their successors have been elected and qualified. The Board of Directors' nominees are: Michael R. Giordano, David Lin, M.K. Lu, Shing Mao, Michael A. Rosenberg, Leonard M. Silverman, and Raymond Soong.

AND, to transact such other business as may properly be transacted at the Meeting or at any adjournment thereof.

COSTS OF SOLICITATIONS OF PROXIES

                 This solicitation of proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, or in person to request that Proxies be furnished. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries, for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost for the solicitation of proxies is $9,000.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

                 The authorized capital of the Company consists of 9,000,000 shares of common stock ("Common Stock"), $0.66-2/3 par value, of which 4,958,679 shares were issued and outstanding on the Record Date with an additional 717,115 shares held as Treasury Stock. In addition, 1,000,000 shares of Class A Preferred Stock, $1.00 par value ("Class A Preferred Stock"), are authorized of which no shares were issued and outstanding on the Record Date (the Common Stock and the Class A Preferred Stock shall herein be collectively referred to as the "Stock"). Each share of Class A Preferred Stock is entitled to one vote and is convertible into one share of Common Stock. A majority of the outstanding shares of the Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

                 The Company's Certificate of Incorporation authorizes cumulative voting. Each Stockholder has the right to cumulate votes in the election of directors, provided that the candidates' names have been properly placed in nomination prior to commencement of voting and a Stockholder has given notice prior to voting of his or her intention to cumulate votes. Cumulative voting entitles a Stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such Stockholder's shares are entitled, or to distribute such Stockholder's votes on the same principle among as many candidates as the Stockholder shall think fit, and the candidates receiving the highest number of votes up to the number of directors to be elected, shall be elected.

                 As to any matters, other than the election of directors, which may properly come before the Meeting, each Stockholder is entitled to cast one vote for each share held of record on the Record Date. In the election of directors, the seven persons receiving the highest number of votes will be elected.

                 On the Record Date, there were a total of 4,958,679 voting shares of Stock issued and outstanding consisting of the Common Stock and the Class A Preferred Stock referred to herein. Each such share of Stock is entitled to one vote at the Meeting. Of these voting shares of Stock, 1,995,093 (or approximately 40.2%) (the "Shares") were held in name by Lite-On Power Semiconductor Corporation ("LPSC"), a subsidiary controlled by Silitek Corporation ("Silitek"). Silitek has disclaimed beneficial ownership of the Shares. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company. LPSC has informed the Company that it will vote "FOR" the election of the nominees to the Board of Directors identified herein.

                 Each proposal described herein, other than the election of directors, requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Accordingly, broker non- votes and abstentions from voting on any matter, other than the election of directors, will have the effect of a vote "AGAINST" such matter.

                 A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent.
Telegraphed or cabled Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting.

                 Brokers and nominees holding Common Stock in "street name" which are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Shareholders. In the event any such broker or nominee has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker or nominee may give or authorize the giving of a Proxy to vote such Common Stock on the matters to be considered at the Meeting; provided, however, that the broker or nominee may not give or authorize the giving of a Proxy for any matter if it has notice of any contest with respect to any matter, and, provided further, that the broker or nominee may not vote the Common Stock "FOR" and matter which substantially affects the rights or privileges of the Common Stock without specific instructions from the beneficial owner. If you hold your Stock in "street name" and you fail to instruct your broker or nominee as to how to vote your Stock, your broker or nominee may, in its discretion, vote your Stock "FOR" the election of the Board of Director's nominees.

                 Unless revoked, the shares of Stock represented by Proxies will be voted in accordance with the instructions given thereon. Discretionary authority to cumulate votes in the election of directors is hereby solicited and the return of the Proxy shall grant such authority. In the absence of any instruction in the Proxy, your shares of Stock will be voted "FOR" the election of the nominees for director set forth herein.

                 The enclosed Proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee or nominees to the Board of Directors' nominees identified herein where death, illness or other circumstances arise which prevent any management nominee or nominees for directors from serving in such positions and to vote such proxy for such substitute nominee or nominees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                 The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each executive officer (i.e., President and Chief Executive Officer; Executive Vice President; and Vice President-Operations, Chief Financial Officer and Secretary of the Company), director and nominee for director of the Company, and (iii) all directors and executive officers as a group:



                                   AMOUNT AND
      NAME AND ADDRESS             NATURE OF
        OF BENEFICIAL              BENEFICIAL
          OWNER(1)                OWNERSHIP(2)           TITLE OF CLASS         PERCENT OF CLASS(3)
- -------------------------         -------------          --------------         -------------------

 Silitek Corporation                1,995,093(4)          Common Stock                 40.2%


 Raymond Soong, Chairman               66,667(5)          Common Stock                 1.3%
 of the Board

 David Lin,                            23,667(6)          Common Stock                   *
 President, Chief
 Executive Officer,
 Director

 Michael R. Giordano,                  21,000(7)          Common Stock                   *
 Director

 M.K. Lu,                              10,000(8)               --                        *
 Director

 Shing Mao,                            63,333(9)          Common Stock                  1.3%
 Director

 Michael A. Rosenberg,                15,000(10)          Common Stock                   *
 Director

 Leonard M. Silverman,                10,000(11)               --                        *
 Director

 Pedro Morillas, Executive                  0                  --                        *
 Vice President

 Joseph Liu,                          70,000(12)          Common Stock                  1.4%
 Vice President -
 Operations, Chief
 Financial Officer and
 Secretary

 Directors and Executive             279,667(13)          Common Stock                  5.6%
 Officers as a group (9
 persons)

*  Less than 1%.

(1) The address of Silitek is 10 FL. NO. 25, Sec. 1, Tung Hua S. Rd., Taipei, Taiwan, Republic of China. The address of the directors and executive officers of the Company is 3050 E. Hillcrest Drive, Westlake Village, California 91362.


(2) The named shareholder has sole voting power and investment power with respect to the shares listed, except as indicated subject to community property laws where applicable.




                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

(3) Shares which the person (or group) has the right to acquire within 60 days after April 30, 1996 are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. Percent of class total does not take into account 717,115 shares held as treasury stock.

(4) Includes 1,995,093 shares of Common Stock to which Silitek disclaims beneficial ownership. LPSC, which holds 1,995,093 shares of Common Stock, as the record holder, is a controlled subsidiary of Silitek. The address of LPSC is 28-1 Wu Shin St., Ta Wu Lung Industrial Zone, Keelung, Taiwan, Republic of China.

        The 1,995,093 shares of Common Stock to which Silitek disclaims beneficial ownership and which are held in name by LPSC included (less stock sales); (a) 1,945,800 shares of Common Stock transferred to LPSC from Silitek during the year ended December 31, 1991 in connection with a consolidation of the semiconductor rectifier activities of Silitek into its LPSC subsidiary; (b) 214,987 shares of Common Stock and; (c) 169,629 shares of Preferred Stock which are convertible into Common Stock on a one share to one share basis, acquired in May 1993 pursuant to a private placement transaction with the Company. Silitek purchased the 214,987 shares of Common Stock and the 169,629 shares of Preferred Stock for investment purposes for its own benefit. On July 12, 1995, LPSC converted its 169,629 shares of Preferred Stock into 169,629 shares of Common Stock. Silitek intends to continue to review its investment in the Common Stock with the view to maximizing its investment. Future actions by Silitek, if any, will be made in light of the then current financial conditions of Silitek, LPSC and the Company, prevailing market prices, and other factors deemed relevant by Silitek.

(5) Represents 66,667 shares of Common Stock which Mr. Soong has the right to acquire within 60 days of April 30, 1996, by the exercise of vested stock options.

(6) Represents 23,667 shares of Common Stock which Mr. Lin has the right to acquire within 60 days of April 30, 1996 by the exercise of vested stock options.

(7) Represents 1,000 shares of Common Stock held in the name of PaineWebber Trust for the IRA of Mr. Giordano and 20,000 shares of Common Stock which Mr. Giordano has the right to acquire within 60 days of April 30, 1996 by the exercise of vested stock options.

(8) Represents 10,000 shares of Common Stock which Mr. Lu has the right to acquire within 60 days of April 30, 1996 by the exercise of vested stock options.

(9) Represents 63,333 shares of Common Stock which Dr. Mao has the right to acquire within 60 days of April 30, 1996 by the exercise of vested stock options.

(10) Represents 15,000 shares of Common Stock which Mr. Rosenberg has the right to acquire within 60 days of April 30, 1996 by the exercise of vested stock options.

(11) Represents 10,000 shares of Common Stock which Dr. Silverman has the right to acquire within 60 days of April 30, 1996 by the exercise of vested stock options.

(12) Includes 40,000 shares of Common Stock which Mr. Liu has the right to acquire within 60 days of April 30, 1996 by the exercise of vested stock options.

(13) Includes 268,667 shares which the Directors and Officers have the right to acquire within 60 days of April 30, 1996 by the exercise of vested stock options.

                 Other than as disclosed in the foregoing table, to the knowledge of the Company, no other person (other than Cede & Co., a depository company) owns of record or beneficially more than 5 percent of the issued and outstanding Common Stock of the Company.

                 On July 12, 1995, LPSC converted its 169,629 shares of Class A Preferred Stock into 169,629 shares of Common Stock. As of April 30, 1996, there were no share outstanding of the Company's Class A Preferred Stock.

                      PROPOSAL ONE - ELECTION OF DIRECTORS


BOARD OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                 The Company's Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than five nor more than seventeen. The number of directors is currently set at seven. The Bylaws further provide for the election of each director at each annual meeting of Stockholders.

                 All nominees have indicated their willingness to serve and unless otherwise instructed, Proxies will be voted in such a way as to affect, if possible, the election of all nominees. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

                 None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company as of the date hereof, and, except as set forth above, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

                 The following table sets forth certain biographical information of the nominees for director and the executive officers of the
Company:



                                                                                              DIRECTOR
 OFFICERS AND DIRECTORS                AGE              POSITION WITH THE COMPANY             SINCE (1)
 ---------------------                 ---              -------------------------             ---------

 Raymond Soong (2) . . . . . .         54      Chairman of the Board                            1993


 David Lin (3) . . . . . . . . .       49      President and Chief Executive Officer;           1991
                                               Director

 Michael R. Giordano (4) . . . .       49      Director                                         1990


 M.K. Lu (5) . . . . . . . . . .       48      Director                                         1995

 Shing Mao (6) . . . . . . . . .       60      Director                                         1990


 Michael A. Rosenberg (7)  . . .       67      Director                                         1989


 Leonard M. Silverman (8)  . . .       56      Director                                         1995

 Pedro Morillas (9)  . . . . . .       50      Executive Vice President                          N/A


 Joseph Liu (10) . . . . . . . .       54      Vice President-Operations, Chief                  N/A
                                                 Financial Officer and Secretary

(1)      Directors are elected at each annual meeting of Stockholders.

(2) Mr. Soong has been the Chairman of the Board of Silitek since 1990 and has been Chairman of the Board of LPSC since 1992. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company. Since 1995, Mr. Soong has also been a director of FabTech, with whom the Company entered into an agreement with in February 1996, whereby Diodes will gain a new supply of processed wafers used in the manufacture of several types of discrete semiconductors. FabTech is a newly-created subsidiary of LPSC. See "Certain Relationships and Related Transactions" for a discussion of the relationship between FabTech, LPSC and the Company. Mr. Soong is a graduate of the National Taipei Institute of Technology's Electronic Engineering



                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

        Department. After serving as a senior engineer for RCA and as a chief engineer for Texas Instruments, Mr. Soong, together with several of his coworkers, found Taiwan Liton Electronic Co. Ltd., a Taiwan corporation ("Taiwan Liton"), in 1975. Taiwan Liton, which manufactures electronic components and subsystems, is an affiliate of Silitek through common control, and its stock is listed on the Taipei Stock Exchange. Mr. Soong is also Chairman of the Board of Taiwan Liton, and the newly formed Kai Hong joint venture. See "Certain Relationships and Related Transactions" for a discussion of the relationship between Kai Hong and the Company.

(3) Since 1991, Mr. Lin has served as a director of the Company. Mr. Lin has served as President and Chief Executive Officer of the Company since March 1993. Mr. Lin is also President of Silitek and had served as Executive Vice President of Silitek since 1990, prior to becoming President. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company. Mr. Lin was previously President of Texas Instruments Asia, Limited, in Taiwan from 1982 to 1990. Mr. Lin has been a director of LPSC since 1991 and a director of Maxi Switch, Inc., since 1990. Mr. Lin is also a director of the newly formed Kai Hong joint venture. See "Certain Relationships and Related Transactions" for a discussion of the relationship between Kai Hong and the Company.

(4) Mr. Giordano joined the investment banking firm of PaineWebber Incorporated as a Senior Vice President-Investments, when PaineWebber acquired his previous firm, Kidder Peabody and Company, Inc. Mr. Giordano advises corporations, foundations, trusts, and municipal governments in investments and finance. Mr. Giordano was with Kidder Peabody since 1979. Formerly a captain and pilot in the USAF, Mr. Giordano received his Bachelors of Science degree in Aerospace Engineering from California State Polytechnic University and his Masters degree in Business Administration (Management and Finance) from the University of Utah. Mr. Giordano also did post graduate work in International Investments at Babson College.

(5) Since 1991, Mr. Lu has been President and a director of LPSC. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek.
        See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company. Since 1995, Mr. Lu has also been a director of FabTech. See "Certain Relationships and Related Transactions" for a discussion of the relationship between FabTech, LPSC and the Company. Mr. Lu earned his Bachelor of E.E. at Tatung Institute of Technology and is a graduate of the Institute of Administration at National Chengchi University. Mr. Lu is also a present member of the Chinese Management Association and the Chinese Association for Advancement of Management. Mr. Lu is also a director of the newly formed Kai Hong joint venture. See "Certain Relationships and Related Transactions" for a discussion of the relationship between Kai Hong and the Company.

(6) From 1988 to present, Dr. Mao has been Chairman of the Board of Lite-On, Inc., a California corporation located in Milpitas, California ("Lite-On Milpitas"), a wholly owned subsidiary of Taiwan Liton. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company. Dr. Mao has been a director of Dyna Investment Co., Ltd. of Taiwan, a venture capital company, and a director of LPSC, both since 1989. Since 1995, Dr. Mao has also been a director of FabTech. See "Certain
        Relationships and Related Transactions" for a discussion of the relationship between FabTech, LPSC and the Company. Before joining Lite-On, Dr. Mao served in a variety of management positions with Raytheom Company for four years, with Texas Instruments for 11 years, and with UTL Corporation (later acquired by Boeing Aircraft
        Company) for seven years. Dr. Mao earned his Ph.D. degree in electrical engineering at Stanford University in 1963.

(7) From 1992 to present, Mr. Rosenberg serves as an independent consultant to Vishay Company, a Fortune 500 Company. Vishay is a major international passive component manufacturer with 50 operating plants located in 11 countries. Until 1991, Mr. Rosenberg was President, Principal Operating Officer a director of SFE
        Technologies. Prior to that, Mr. Rosenberg served since 1970 as Vice President Technology. SFE Technologies, with principal offices in San Fernando, California, was a manufacturer of electronic components.



                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

(8) From 1984 to present, Dr. Leonard Silverman has been the Dean of Engineering at the University of Southern California ("USC"), and has been employed by USC since 1968. Dr. Silverman is internationally known for his pioneering work in the theory and application of multi-variable control systems and signal processing and has more than 100 publications to his credit. Dr. Silverman has been honored as a Fellow of the IEEE, as a Distinguished Member of the IEEE Control Society, and has received a Centennial Medal of the IEEE. He has also received election to the National Academy of Engineering, one of the highest honors that can be bestowed on an engineer. Dean Silverman also serves on the Board of Directors for Advanced Micro Devices, as well as for the Colachis Foundation, the Lord Foundation, and the M.C. Gill Foundation. Dr. Silverman earned his A.B., B.S., M.S. and Ph.D. degrees in electrical engineering at Columbia University during the period 1961 through 1966.

(9) Mr. Morillas joined the Company in 1993. Prior to becoming Executive Vice President of the Company, Mr. Morillas was associated with National Semiconductor for over 10 years, most recently as Vice President, Asia Marketing, in Hong Kong for four years. Mr. Morillas is a director of the newly formed Kai Hong joint venture. See "Certain Relationships and Related Transactions" for a discussion of the relationship between Kai Hong and the Company.

(10) Mr. Liu has served as Vice President, Operations of the Company since 1994 and Chief Financial Officer and Secretary since 1990. Mr. Liu has been the Company's Vice President, Administration from 1990 to 1994. Prior to joining the Company, Mr. Liu held various management positions with Texas Instruments ("TI"), Dallas, since 1971, including Planning Manager, Financial Planning Manager, Treasury Manager, Cost Accounting Manager and General Accounting Manager with TI Taiwan, Ltd. in Taipei; from 1981-1986 as Controller with TI Asia in Singapore and Hong Kong; from 1986-1989 as Financial Planning Manager, TI Latin America Division (for TI Argentina, TI Brazil, and TI Mexico) in Dallas and from 1989-1990 Chief Coordinator of Strategic Business Systems for TI Asia Pacific Division in Dallas. Mr. Liu is a director of the newly formed Kai Hong joint venture. See "Certain Relationships and Related Transactions" for a discussion of the relationship between Kai Hong and the Company.


THE BOARD OF DIRECTORS AND COMMITTEES

                 The Board of Directors has a standing Audit Committee and a Compensation and Options Committee. The Board of Directors does not have a standing Nominating Committee.

                 The members of the Audit Committee are Dr. Shing Mao, Michael Giordano and Michael A. Rosenberg. The Audit Committee met twice during fiscal year 1995. The Audit Committee makes recommendations to the Board regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors. The Audit Committee also monitors policies to prohibit unethical, questionable or illegal activities by the Company's employees.

                 The Compensation and Options Committee, presently consisting of Michael A. Rosenberg and Michael R. Giordano, makes recommendations to the Board regarding compensation, benefits and incentive arrangements for officers and other key managerial employees of the Company including awards under the Company's Incentive Bonus Plan. The Compensation and Options Committee also administers the Company's 1993 Incentive Stock Option Plan ("1993 ISO Plan"), the Company's 1993 Non-Qualified Stock Option Plan ("1993 NQO Plan"), and the Company's 1984 Non-Qualified Stock Option Plan ("1984 NQO Plan").

                 The 1993 ISO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options granted under the 1993 ISO Plan are not transferable, except by will or the laws of descent or distribution. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. An option granted under the 1993 ISO Plan may not be priced at less than 100% of fair market value on the date of grant and expires 10 years from the date of grant.

                 The 1993 NQO Plan became effective retroactively to July 6, 1993, upon approval by the shareholders at the Company's 1994 annual meeting. The 1993 NQO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options may be exercised by the optionee during his or her lifetime or after his or her death by those who have inherited by will or intestacy. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. The Stock Option Committee, which administers the 1993 NQO Plan, has full discretion to determine whether or not options granted under the 1993 NQO Plan shall have a right to relinquish up to one-half of an unexercised position of an option for an amount of cash, if concurrently, the holder of the option exercises a portion of the option and purchases a number of shares of stock at least equal to the number of shares which could have been purchased under the portion of the option relinquished ("SAR"). However, the Board has expressly stated that it has not and does not intend to grant such SAR. The shares to be issued upon exercise of options under the 1993 NQO Plan require a three-year vesting period. The option price is 100% of the fair market value of such shares on the date the option is granted. Options expire ten years from the grant of the option.

                 The 1984 NQO Plan provides for the issuance of up to 300,000 shares of the Company's authorized but unissued Common Stock. Options granted under the 1984 NQO Plan are not transferable, except by will or the laws of descent or distribution. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. An option granted under the 1984 NQO Plan may not be priced at less than 100% of fair market value on the date of grant and expires 10 years from the date of grant.

                 The Board of Directors met three times during fiscal year 1995. The Compensation and Options Committee met twice during fiscal year 1995. All of the persons who were directors of the Company during fiscal year 1995 attended at least 75% of (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which they served during fiscal year 1995.


COMPENSATION OF DIRECTORS

                 All directors each receive $750 for each board meeting attended during the year ended December 31, 1995. No additional amounts are paid to directors for committee participation or special assignments. Both employee and non-employee directors are eligible to receive grants of stock options.



                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.



      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


                 Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Company stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report any failure to file on a timely basis by such persons.
Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 1995, all reporting persons filed reports on a timely basis.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION


         SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

                 The following table sets forth certain summary information concerning compensation paid or accrued by the Company with respect to each person who acted in the capacity of an executive officer of the Company (determined as of the end of the last fiscal year) (the "Named Executives") for each of the fiscal years ended December 31, 1995, 1994 and 1993:



                           SUMMARY COMPENSATION TABLE



                                                                        Long Term Compensation
                                                               ------------------------------------
                                Annual Compensation                     Awards            Payouts
                          --------------------------------     ----------------------   -----------
                                                     Other                 Securities                   All
 Name and                                            Annual    Restricted  Underlying                  Other
 Principal                                           Compen-     Stock      Options/       LTIP       Compen-
 Position        Year     Salary($)      Bonus($)   sation($)  Awards($)     SARs(#)     Payouts($)   sation($)
 ---------       ----     ---------      --------   ---------  ----------  ----------    ----------   ---------
 DAVID LIN       1995        --(1)         --          --         --            --           --          --
 President       1994        --            --          --         --            --           --          --
 and Chief       1993        --            --          --         --         70,000(2)       --          --
 Executive
 Officer



 PEDRO           1995       128,003       146,481     --(3)       --            --           --          --
 MORILLAS        1994       125,169        71,504     --(3)       --            --           --          --
 Executive       1993        96,062(4)     14,836     --(3)       --         50,000(5)       --          --
 Vice
 President



 JOSEPH LIU      1995       115,564        73,240     --(6)       --            --           --          --
 Vice            1994       115,560        45,300     --(6)       --         40,000(7)       --          --
 President-      1993       115,776        13,094     --          --         20,000(8)       --          --
 Operations,
 Chief
 Financial
 Officer
 and
 Secretary


(1) Mr. Lin receives no direct cash compensation from the Company, other than issuance of the Company's stock options. However, Mr. Lin receives cash compensation directly from Silitek for his services as President of Silitek, which, through its subsidiary LPSC, supplies a significant volume of the semiconductors products distributed by the Company. As disclosed elsewhere in this Proxy Statement, Silitek is also the beneficial owner of 1,995,093 shares of the Company's Common Stock.

(2) These options were granted pursuant to the Company's 1993 Non-Qualified Stock Option Plan ("1993 NQO Plan") at an exercise price of $1.875. The 1993 NQO Plan became effective retroactively to July 6, 1993, upon approval by the shareholders at the Company's 1994 annual meeting. The 1993 NQO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options granted shall terminate and be of no force and effect with respect to any shares not previously taken up by optionee upon the expiration of ten years from the date of grant. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. The Stock Option Committee, which administers the 1993 NQO Plan, has full discretion to determine whether or not options granted under the 1993 NQO Plan shall have a right to relinquish up to one-half of an unexercised position of an option for an amount of cash, if concurrently, the holder of the option exercises a portion of the option and purchases a number of shares of stock at least equal to the number of shares which could have been purchased under the portion of the option relinquished ("SAR"). However, the Board has expressly stated that it has not and does not intend to grant such SAR. The shares to be issued upon exercise of options under the 1993 NQO Plan require a three-year vesting period. The option price is 100% of the


                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

         fair market value of such shares on the date the option is granted. Options expire ten years from the grant of the option.

(3) Mr. Morillas receives the benefit of a Company-owned automobile and a life insurance premium; the aggregate value is less than 10% of his total annual salary and is not included in this total. Effective September 1, 1994, the Company implemented a Deferred Profit Sharing Plan ("401(k) Plan") whereby employees shall be permitted to make elective deferrals in any amount from 2% to 15% of their compensation. The Company contributes an additional and discretionary 50% of the employee's contribution, not to exceed 3% of the employee's compensation. Under the Company's 401(k) Plan, the employee then directs funds into selected investments. Mr. Morillas participates in the 401(k) Plan and the Company's discretionary contribution is 3% of his compensation from September 1, 1994. In addition, Mr. Morillas receives the benefit of the Company's group health insurance plan, which is partially funded by the Company; the value of such benefit is less than 10% of his salary and is not included in this total. Mr. Morillas also received a one time moving expense in 1993 of $12,400 in connection with his and his family's move to the Los Angeles area, which is less than 10% of his salary and is not included in the 1993 total.

(4) Such compensation was paid from the date of commencement of Mr. Morillas' employment on March 16, 1993 through December 31, 1993.

(5) Mr. Morillas' options were issued pursuant to the Company's 1993 Incentive Stock Option Plan ("1993 ISO Plan") at an exercise price of $1.875 and are exercisable annually in three equal amounts over a three year vesting period. The 1993 ISO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options granted under the 1993 ISO Plan are not transferable, except by will or the laws of descent or distribution. An vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. An option granted under the 1993 ISO Plan may not be priced at less than 100% of fair market value on the date of grant and expires 10 years from the date of grant.

(6) Mr. Liu receives the benefit of a Company-owned automobile and a life insurance premium; the aggregate value is less than 10% of his total annual salary and is not included in this total. Mr. Liu participates in the Company's 401(k) Plan and the Company's contribution is 3% of his compensation from September 1, 1994. In addition, Mr. Liu receives the benefit of the Company's group health insurance plan, which is funded by the Company, the value of such benefit is less than 10% of his salary and is not included in this total.

(7) Mr. Liu's options granted in 1994 were issued pursuant to the Company's 1993 ISO Plan at an exercise price of $7.875 and become exercisable with respect to 50% of the options on June 17, 1995 and the remaining 50% of the options on June 17, 1996.

(8) The options granted to Mr. Liu in 1993 were issued pursuant to the Company's 1993 ISO Plan at an exercise price of $1.875. All 20,000 stock options were immediately exercisable upon their grant on July 6, 1993.

         STOCK OPTIONS

                 The following table contains information concerning the grant of stock options during fiscal year ended December 31, 1995 to the Named
Executives:

                     OPTION/SAR GRANTS IN FISCAL YEAR 1995

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                           Annual Rates of
                                                                                             Stock Price
                                                                                             Appreciation
                                      Individual Grants                                   for Option Term (1)

- -----------------------------------------------------------------------------------     -----------------------
                      Number of           Percent
                      Securities         of Total
                      Underlying        Options/SARs
                     Options/SARs        Granted to      Exercise or
                       Granted           Employees       Base Price     Expiration
 Name                    (#)            in FY 1995         ($/Sh)          Date            5%($)       10%($)
 ---------------   ---------------     ---------------  -------------   -----------     ----------   ----------
 DAVID LIN                --                 --               --            --              --           --

 PEDRO MORILLAS           --                 --               --            --              --           --

 JOSEPH LIU               --                 --               --            --              --           --



(1) The Potential Realizable Value is the product of (a) the difference between (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 1995. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.


         OPTION EXERCISES AND HOLDINGS

                 The following table contains information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1995 and unexercised options held by the Named Executives as of December 31, 1995:


                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995
                       AND FISCAL YEAR-END OPTION VALUES



                      Shares
                     Acquired         Value                                                 Value of Unexercised
                   on Exercise      Realized          Number of Unexercised                    "In-the-Money"
 Name                   (#)            ($)        Options/SAR's at  12/31/95 (#)        Options/SAR at   12/31/95 ($)(1)
 --------------   -------------    -----------    ------------------------------        --------------------------------

                                                  Exercisable      Unexercisable        Exercisable      Unexercisable
                                                  -----------      -------------        -----------      -------------

 DAVID LIN           23,000          212,750          23,667           23,333              204,128          201,247


 PEDRO MORILLAS      16,667          189,576            --             16,667                 --            143,753

 JOSEPH LIU          15,000          176,250          40,000           20,000              225,000           52,500


(1) Value of unexercised "in-the-money" options is the difference between the market price of the Common Stock on December 29, 1995 ($10.50 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

                 Effective March 16, 1993, the Company entered into an employment agreement with Pedro Morillas, the Company's Executive Vice President. Under such employment agreement, Mr. Morillas is entitled to, among other things, (i) receive an annual base salary and performance bonus subject to the determination and evaluation of the Company's Compensation Committee on a yearly basis, (ii) participate in all plans sponsored by the Company for employees in general, (iii) usage of a Company car, and (iv) receive an option to purchase from the Company up to 50,000 shares of the Company's Common Stock at $1.875 per share (exercisable in three equal installments commencing June 10, 1994 and expiring on the tenth anniversary of the date of grant).


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS TO STOCKHOLDERS

                 The report of the Compensation and Options Committee of the Board of Directors to Stockholders shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                 The Compensation and Options Committee (the "Committee") consists of two directors, Michael A. Rosenberg and Michael R. Giordano, who are not employees or former employees of, or consultants to, the Company. The Committee approves salary practices for executive personnel, reviews the performance of the Company and the executive officers, sets performance objectives, establishes the compensation of executive officers, and authorizes the grant of options under the Company's various stock option plans. In May 1995, the Committee set salary levels for the executive officers of the Company.

                 The Company's general approach to compensating executive officers is to pay cash salaries which are competitive with salaries paid to executives of other companies in the Company's industry, which are of similar size and engaged in a similar line of business and to employ a subjective assessment of the individual's experience and past and potential contribution to the Company.

                 The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance. Compensation of executive officers includes base salary, performance-based incentive bonuses and stock-based programs. Salaries are established by the Committee based on the Committee's subjective assessment of the executive's scope of responsibility, level of experience, individual performance, and contribution to the business.

                 The Company believes that the emphasis on performance-based and stock-based compensation serves to align the interests of the executive officers with the interests of the Company's Stockholders. The Company also seeks to establish overall compensation levels that are sufficiently competitive to attract, retain, and motivate highly competent management personnel. Mr. Morillas' base salary is paid in accordance with the terms and conditions of a compensation agreement based upon the aforementioned subjective criteria of the Committee. See "Employment Contracts and Termination of Employment and Change in Control Arrangements." Mr. Liu's base salary is also paid in accordance with subjective criteria set by the Committee.

                 The Company's performance, for purposes of compensation decisions, is measured under the annual bonus plan against goals established prior to the start of the fiscal year by the Committee, and is reviewed and approved by the Committee. The Company's annual bonus plan is based on specific financial performance results. Bonuses, set at a fixed amount and paid as a percentage of the total, are based upon reaching a percentage between 80 and 120% of the goal. Bonus compensation paid to Mr. Morillas is based upon goals set by the Committee for net sales and profit before tax. Mr. Liu's bonus is based on targets set by the Committee for net sales, and profit before tax, as well as, return on assets.

         COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

                 No cash compensation is paid by the Company to Mr. David Lin, the Company's President and Chief Executive Officer. Because Mr. Lin also serves as President of Silitek Corporation, he is compensated directly from Silitek. Mr. Lin, is however, eligible to participate in, and receive stock option grants through the Company's 1993 Non-Qualified Stock Option Plan. Shares that have been granted to Mr. Lin were based upon the Committee's subjective assessment of the performance of Mr. Lin and the Company.

         STOCK OPTIONS

                 The Committee strongly believes that the interests of senior management must be closely aligned with those of the Stockholders. Stock options are granted to officers, other executives and selected employees whose contributions and skills are important to the long-term success of the Company. Stock options granted to executive officers are granted at the fair market value as of the date of grant with a ten year term. If employment is terminated, the term of the grant is 90 days from the termination date. To encourage retention, the ability to exercise options granted under the plans is subject to vesting restrictions. The Committee's policy is to award an initial grant at the date of employment, which vests over three years, and is in recognition of the executive officer's potential contribution to the Company. The three year vesting period may be increased or decreased at the Committee's discretion. After three years, it is at the Committee's discretion to award additional grants based upon future contribution. Decisions made by the Committee regarding the timing and size of other option grants take into consideration Company and individual performance, competitive market practices, and the size and term of option grants made in prior years. The Committee does not consider current option holdings when granting additional options.

                 The Company's Stock Option Plans have been amended and approved by the Stockholders so stock options that have been awarded can qualify for exclusion under Section 162(m) of the Internal Revenue Code of 1986 as performance-based compensation.


                            Dated April 3, 1996,
                            /s/ Michael R. Giordano
                            Michael R. Giordano
                            /s/ Michael A. Rosenberg
                            Michael A. Rosenberg
                            Compensation Committee of the Board of Directors


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 No person who served as a member of the Company's Compensation Committee during the 1995 fiscal year has ever been an officer or employee of the Company or any of its subsidiaries.

                 David Lin, the President, Chief Executive Officer and Director of the Company, during fiscal year 1995, was President and a director of Silitek. Silitek's entire Board of Directors participated in compensation decisions for Silitek in the absence of its Compensation Committee during fiscal year 1995.

                 Silitek controls LPSC, its subsidiary. LPSC is the record owner of 40.2% of the Company's issued and outstanding Common Stock, excluding Treasury Stock, and as of April 30, 1996, continues to be the record owner of 40.2% of all of the Company's issued and outstanding securities, excluding Treasury Stock. Thus, since LPSC is a controlled subsidiary of Silitek, Silitek is the beneficial owner of 40.2% of the Company's outstanding voting securities. However, although Silitek could be considered the ultimate beneficial owner of all of the Company's securities held of record by LPSC, Silitek has disclaimed beneficial ownership of the 1,995,093 shares of Common Stock held by LPSC. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company.

                 During the years ended December 31, 1995 and 1994, approximately 16% and 18%, respectively, of the purchases of products for resale by the Company, amounting to approximately $6,512,000 and $5,048,000, respectively, were from LPSC. These products, which were also available generally from other sources, were purchased in transactions negotiated at prices competitive with prices charged by other vendors of similar products in similar quantities. There are no special or exclusive trading agreements or understandings between the Company and LPSC, other than the Company's marketing agreement with LPSC.


PERFORMANCE GRAPH

                 Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock against the cumulative total return of the American Stock Exchange Market Index ("AMEX Market Index") and a Company-constructed electronics manufacturing and distribution peer group for the five fiscal years ending December 31, 1995. The graph is not necessarily indicative of future price performance.

                 The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     AMONG DIODES INCORPORATED, AMEX MARKET INDEX AND PEER GROUP INDEX (1)





                                           1990     1991       1992       1993      1994       1995

 Diodes Incorporated                      $ 100    $ 88.89    $122.22    $477.78   $444.44   $  933.33

 AMEX Market Index                          100     123.17     124.86     148.34    131.04      168.90

 Peer Group Index (Weighted Average)        100     164.22     319.06     465.57    556.24    1,124.09

(1) Assumes $100 invested on December 31, 1990 in the Common Stock of Diodes Incorporated, the stock of the companies in the AMEX Market Index, and in the stocks of the peer group companies, and that all dividends received within a quarter, if any, were reinvested in that quarter. The peer group companies consist of Microsemi Corporation, Nu-Horizons Electronics Corporation, Siliconix, Inc., Semtech Corporation, Sterling Electronics Corporation, Unitrode Corporation, and Western Microtechnology, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                 LPSC is the record owner of 40.2% of the Company's issued and outstanding Common Stock, excluding treasury stock, at December 31, 1995, and as of April 30, 1996, continues to be the record owner of 40.2% of all of the Company's issued and outstanding securities, excluding treasury stock. Thus, since LPSC is a controlled subsidiary of Silitek, Silitek is the beneficial owner of 40.2% of the Company's outstanding voting securities. However, although Silitek could be considered the ultimate beneficial owner of all of the Company's securities held of record by LPSC, Silitek has disclaimed beneficial ownership of the 1,995,093 shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company.

                 During the years ended December 31, 1995 and 1994, approximately 16% and 18%, respectively, of the purchases of products for resale by the Company, amounting to approximately $6,512,000 and $5,048,000, respectively, were from LPSC. These products, which were also available generally from other sources, were purchased in transactions negotiated at prices competitive with prices charged by other vendors of similar products in similar quantities. There are no special or exclusive trading agreements or understandings between the Company and LPSC.

                 Silitek is affiliated through common ownership and control with Taiwan Liton, and both companies are members of the Lite-On Group of companies in Taiwan. Both Silitek and Taiwan Liton are public corporations in Taiwan with stock registered on the Taipei Stock Exchange. Taiwan Liton owns 100% of the voting shares of Lite-On Milpitas.

                 In February 1996, the Company announced an agreement with FabTech, Inc. whereby Diodes will gain a new supply of processed wafers used in the manufacture of several types of discrete semiconductors. The Company will provide FabTech with approximately $2.5 million in working capital to be used in upgrading, reconfiguring, and starting up operations at an existing wafer fabrication facility located in the AT&T building in Lee's Summit, Missouri. FabTech is a newly-created subsidiary of LPSC.

                 In March 1996, the Company entered into a joint venture with Shanghai Kai Hong Electronics Co., Ltd. ("Kai Hong") for the development of additional manufacturing capacity in Shanghai. The Kai Hong joint venture, originally signed as a compensation trade agreement in June 1995, allows for the manufacturing and sales of diodes and associated electronic components. The Company will have a 70% controlling interest, will be responsible for production and management, and will receive 100% of the production, mainly in SOT-23 packaged components. The venture parties have agreed to make significant equity contribution to the joint venture and anticipate that a portion of the cost of developing the project will be debt financed. The capital contribution will be made in several phases over 3 years. The project will be implemented in phases according to market demand.

                 Raymond Soong, who became a director and Chairman of the Board of the Company effective March 16, 1993, is also the Chairman of the Board of Silitek, LPSC, Taiwan Liton, and the newly formed Kai Hong joint venture.

                 David Lin, who has been a director of the Company since 1991 and effective March 16, 1993 became President and Chief Executive Officer of the Company, is also the President and a director of Silitek and his salary is fully paid by Silitek. See "Executive Compensation." Mr. Lin is also a director of the newly formed Kai Hong joint venture.

                 During 1995, Mr. Michael R. Giordano, a member of the Company's Board of Directors and Senior Vice President-Investments at the investment banking firm of PaineWebber, Inc., assisted members of the Board of Directors and Executive Officers of the Company in stock option exercises and subsequent stock sales of the Company's Common Stock. Mr. Giordano also assisted LPSC in stock transactions. Compensation received by Mr. Giordano for services rendered to the Company and LPSC was approximately $17,000 in fiscal 1995.

                 Mr. M.K. Lu, who has been a director of the Company since 1995, is also the President and a director of LPSC since 1991. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek. Mr. Lu is also a director of the newly formed Kai Hong joint venture.

                 Dr. Shing Mao, who is a director of the Company, is Chairman of the Board of Lite-On Milpitas. Dr. Mao is also a director of LPSC, and since 1995, has also been a director of FabTech.

                 Mr. Pedro Morillas, Executive Vice President of the Company is also a director of the newly formed Kai Hong joint venture.

                 Mr. Joseph Liu, Vice President, Operations, Chief Financial Officer and Secretary of the Company, is also a director of the newly formed Kai Hong joint venture.


                           PROPOSALS OF STOCKHOLDERS


                 Under certain circumstances, Stockholders are entitled to present proposals at Stockholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 1997 Annual Meeting of Stockholders must be submitted by a Stockholder prior to January 15, 1997, in a form that complies with applicable regulations.


                          ANNUAL REPORT AND FORM 10-K


                 The Company's Annual Report of the fiscal year ended December 31, 1995 accompanies this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company's independent auditors for the fiscal years ended December 31, 1995, 1994 and 1993.

                 STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE EXCHANGE ACT, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, BY WRITING TO THE COMPANY; ATTN: JOSEPH LIU, 3050 EAST HILLCREST DRIVE, WESTLAKE VILLAGE, CALIFORNIA 91362.


                                 OTHER MATTERS


                 Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.


                 Dated at Westlake Village, California, this 3rd day of May,
1996,


                                        By Order of the Board of Directors,
                                        /s/ Joseph Liu
                                        Joseph Liu,
                                        Secretary

REVOCABLE PROXY                                               REVOCABLE PROXY
                              DIODES INCORPORATED
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 14, 1996

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder(s) of Diodes Incorporated (the "Company") hereby nominates, constitutes and appoints David Lin and Joseph Liu, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301, on Friday, June 14, 1996 at 10:00 a.m., and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:


1.  ELECTION OF DIRECTORS


   FOR all Company nominees listed below               WITHHOLD AUTHORITY
   (except as marked to the contrary below)            to vote for all nominees
                                                       listed below

   Discretionary Authority to cumulate votes is granted

Nominees: Michael R. Giordano; David Lin; M.K. Lu: Shing Mao; Michael A. Rosenberg; Leonard M. Silverman and Raymond Soong.

(Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided below)

________________________________________________________________________________






                               Please Sign And Date On Reverse Side

REVOCABLE PROXY                                               REVOCABLE PROXY

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE COMPANY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

         The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                                     Date:
                                                           ---------------------

                                                  ------------------------------
                                                         (Number of Shares)

                                                  ------------------------------
                                                  (Name of Stockholder, Printed)

                                                  ------------------------------
                                                    (Signature of Stockholder)

                                                  ------------------------------
                                                  (Name of Stockholder, Printed)

                                                  ------------------------------
                                                    (Signature of Stockholder)

                                     (Please date this Proxy and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

                             I (We) do    do not   expect to attend the Meeting.





         This Proxy will be voted "FOR" the election of all nominees unless authority to do so is withheld for all nominees or for any individual nominees. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.